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                                                                  Exhibit (b)(1)


                              II ACQUISITION CORP.

                                   SENIOR NOTE

$50,000,000                                                        July 23, 1997

            FOR VALUE RECEIVED, the undersigned, II ACQUISITION CORP. (herein called the "Borrower"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to JANELIA FARM CORP., a Virginia corporation, or registered assigns, the principal sum of FIFTY MILLION DOLLARS ($50,000,000), as such principal sum may be adjusted in respect of interest accruing on the principal amount hereof as provided below, on May 15, 2007, with interest (computed on the basis of a 360-day year consisting of twelve 30-day months) on the unpaid balance thereof at a variable per annum equal to the sum of (a) the rate published from time to time in the Wall Street Journal as the "prime" rate, determined with respect to the date that is two business days prior to the applicable payment date, and (b) 0.25%, from the date hereof, payable semiannually in arrears on the first day of November and May in each year, with the first interest payment being due on November 15, 1997; provided that, at the option of the Borrower exercised by written notice to the registered holder hereof, the interest becoming due on any interest payment date up to and including May 15, 2002 may be paid by adding to the principal amount hereof on any such date an aggregate amount equal to the amount of interest then due and payable. The increase of the principal amount hereof as described in the previous sentence shall constitute full payment of such interest. Beginning on November 15, 2002, interest will be payable solely in cash.

            Payments of principal of and interest on this Note are to be made at the main office of the holder, or at such other place as the holder shall designate to the Borrower hereof in writing, in lawful money of the United States of America.

            All repayments of interest or principal, and all interest being added to the principal amount, shall be recorded by the registered holder hereof and appropriate notations to evidence the foregoing information with respect to the principal amount then outstanding shall be endorsed by such registered holder on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of such registered holder to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder.
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            The Borrower may at any time and from time to time, upon notice to the holder of this Note, prepay all or any portion of the indebtedness represented by this Note, with interest accrued to the date fixed for prepayment.

            THIS SENIOR NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) THIS SENIOR NOTE HAS BEEN REGISTERED UNDER THE SECURITIES ACT, OR (II) THE HOLDER HEREOF PROVIDES THE BORROWER WITH (A) A WRITTEN OPINION OF LEGAL COUNSEL, WHICH
COUNSEL AND OPINION (IN FORM AND SUBSTANCE) SHALL BE REASONABLY SATISFACTORY TO THE BORROWER, TO THE EFFECT THAT THE PROPOSED TRANSFER OF THIS SENIOR NOTE MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (B) A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") REASONABLY SATISFACTORY TO THE BORROWER TO THE EFFECT THAT UNDER THE SECURITIES ACT THE PROPOSED TRANSFER OF THIS SENIOR NOTE WITHOUT REGISTRATION WILL NOT RESULT IN A RECOMMENDATION BY THE STAFF OF THE COMMISSION THAT ACTION BE TAKEN WITH RESPECT THERETO, OR (C) SUCH OTHER EVIDENCE AS MAY BE REASONABLY SATISFACTORY TO THE BORROWER THAT THE PROPOSED TRANSFER OF THIS SENIOR NOTE MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT.

            This Senior Note shall be governed by and construed and enforced in accordance with the law of the State of Delaware.


                                          II ACQUISITION CORP.


                                          By: /s/ JOSEPH O. BUNTING, III
                                              ------------------------------
                                          Name:  Joseph O. Bunting, III
                                          Title: Vice President and Treasurer